Exhibit 99.1

E*TRADE Financial Corporation Announces Fourth Quarter and Full Year 2011 Results

NEW YORK--(BUSINESS WIRE)--January 25, 2012--E*TRADE Financial Corporation (NASDAQ: ETFC):

Fourth Quarter Results

  Net loss of $6 million, or $0.02 loss per share, compared with $0.24 earnings per share in prior quarter and $0.11 loss per share in fourth quarter 2010
  Total net revenue of $475 million, down from $507 million in prior quarter and $518 million in fourth quarter 2010
  Provision for loan losses of $123 million, including a ($46) million repurchase settlement recovery, a $67 million increase to the qualitative reserve, and a $15 million valuation write-down
  Other expenses included $10.8 million related to a settlement of class action lawsuits
  Daily Average Revenue Trades (DARTs) of 140,000, down 15 percent from prior quarter and down seven percent from fourth quarter 2010
  Net new brokerage accounts of 10,000, down from 13,000 in prior quarter and 28,000 in fourth quarter 2010
  Net new brokerage assets of $1.7 billion, down from $2.6 billion in prior quarter and $2.4 billion in fourth quarter 2010

Full Year 2011 Performance

  Net income of $157 million, or $0.54 earnings per share, an improvement over $0.13 loss per share in 2010
  Total net revenue of $2.0 billion, down from $2.1 billion in 2010
  Provision for loan losses of $441 million, down from $779 million in 2010
  DARTs of 157,000, up from 151,000 in 2010
  Net new brokerage accounts of 99,000, up from 54,000 in 2010
  Net new brokerage assets of $9.7 billion, up from $8.1 billion in 2010

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its fourth quarter ended December 31, 2011, reporting a net loss of $6 million, or $0.02 loss per share. This compares with net income of $71 million, or $0.24 earnings per share in the prior quarter, and a net loss of $24 million, or $0.11 loss per share in the fourth quarter of 2010. The Company reported total net revenue of $475 million for the fourth quarter, compared with $507 million in the prior quarter and $518 million in the year-ago period.

“While there were unique items impacting our results in the quarter, our return to full year profitability in 2011, for the first time in five years, marks significant progress for the company,” said Steven Freiberg, Chief Executive Officer of E*TRADE Financial. “Despite the systemic burdens of an unfavorable macro-economic environment, a regulatory transition, and certain well-publicized events in 2011 - our brokerage business generated nearly twice the net new accounts, with healthy growth in both net new assets and DARTs compared to 2010. Furthermore, we continue to de-risk and strengthen the franchise, with an ever-shrinking credit overhang and significantly improved capital levels over last year. As we enter the new year, we are confident in our capacity to manage through current macro-economic challenges, and even more optimistic in our ability to capitalize on future improvements in market and economic conditions. Over the coming months, we have several platform enhancements, new products and services scheduled to launch, providing us a high level of confidence in the continued strength of our franchise.”

E*TRADE reported DARTs of 140,000 during the quarter, a decrease of 15 percent from the prior quarter and seven percent versus the same quarter a year ago. DARTs for the full year were 157,000, up from 151,000 in 2010.

At quarter end, the Company reported 4.3 million customer accounts, which included 2.8 million brokerage accounts. Net new brokerage accounts were 10,000 during the quarter compared with 13,000 in the prior quarter and 28,000 in the fourth quarter of 2010. For the full year, net new brokerage accounts total 99,000, compared with 54,000 in 2010.

The Company ended the quarter with $172 billion in total customer assets, compared with $160 billion at the end of the third quarter and $176 billion at the end of 2010.

During the quarter, customers added $1.7 billion in net new brokerage assets, totaling $9.7 billion for the full year. Brokerage related cash increased by $1.6 billion to $27.7 billion during the period, as customers were net sellers of approximately $0.9 billion of securities. Average margin receivables for the quarter declined nine percent sequentially to $4.9 billion, and remained flat from the year-ago period.

Net operating interest income for the fourth quarter was $289 million, down from $306 million in the prior quarter and down from $305 million in the fourth quarter of 2010. Fourth quarter results reflected a net interest spread of 2.66 percent on average interest-earning assets of $42.6 billion, compared with a net interest spread of 2.81 percent on average interest-earning assets of $42.7 billion in the prior quarter.

Commissions, fees and service charges, principal transactions, and other revenue in the fourth quarter were $156 million, compared with $181 million in both the prior quarter and the fourth quarter of 2010. This decrease primarily reflected a sequential decline in trading activity, while the average commission per trade was $10.80, compared to $10.76 in the prior quarter, and $11.37 in the fourth quarter of 2010.

Total net revenue in the quarter also included $30 million of net gains on loans and securities, including net impairment of $3 million.

Total operating expenses for the quarter decreased $37 million sequentially to $304 million. Expenses included $10.8 million related to the settlement of class action lawsuits, $8.7 million related to previously capitalized software development costs, and a $7 million reduction to the ARS reserve established in the third quarter. For the year, operating expenses were $1.2 billion.

The Company’s loan portfolio ended the quarter at $13.2 billion, a reduction of $664 million from the prior quarter and a reduction of $3.0 billion from the year ago quarter, primarily related to $544 million and $2.3 billion of paydowns for the respective periods. Fourth quarter provision for loan losses increased $25 million from the prior quarter to $123 million. This provision included a ($46) million recovery related to a mortgage repurchase settlement, a $15 million write-down to certain loans in the process of foreclosure, and a $67 million increase to the qualitative factor of the allowance, which now stands at $124 million. The increase to the qualitative reserve represents estimated losses related to changes to policies, procedures and modification efforts, as the Company works to bring its programs in line with the guidance of the Company’s new primary banking regulator.

“As we transition regulators to the OCC from the OTS we have initiated a process to evaluate our programs and policies designed under the guidance of our prior Bank regulator to ensure conformity with that of our new regulators,” said Freiberg. “We believe the additional reserves and write-downs we announced this quarter are an important step in this process, as we work to align our practices with the new regulatory framework.”

Net charge-offs in the quarter declined $37 million from the third quarter to $120 million, which reflected the impact of the $46 million repurchase settlement recovery, and the $15 million in write-downs to certain loans in the process of foreclosure. The allowance for loan losses at quarter end was $823 million, or six percent of gross loans receivable.

For the Company’s entire loan portfolio, special mention delinquencies increased two percent sequentially, and total at-risk delinquencies declined one percent. As compared to the year-ago period, special mention delinquencies declined 21 percent and total at-risk delinquencies declined 27 percent.

As of December 31, 2011, the Company reported a consolidated Tier 1 common ratio of 9.4 percent(1), up from 9.3 percent at the end of the prior period and 4.8 percent at the end of the fourth quarter 2010. E*TRADE Bank ended the quarter with Tier 1 capital and risk-based capital ratios of 7.8 percent and 17.3 percent, compared with 8.1 percent and 17.2 percent, respectively, at the end of the prior period and 7.3 percent and 15.0 percent, respectively, in the year-ago period.

Historical metrics and financials can be found on the E*TRADE Financial Investor Relations website at investor.etrade.com.

The Company will host a conference call to discuss the results beginning at 5:00 p.m. EDT today. This conference call will be available to domestic participants by dialing 800-683-1525 and 973-872-3197 for international participants. The conference ID number is 36342439. A live audio webcast and replay of this conference call will also be available at investor.etrade.com.

About E*TRADE Financial

The E*TRADE Financial family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements: The statements contained in this news release that are forward looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Such statements relate to the strength of the franchise in the future, including those relating to the Company’s ability to manage macro-economic challenges, capitalize on market and economic conditions, launch new products and services and release platform enhancements, and comply with the regulations and requirements of the Office of the Comptroller of the Currency. The uncertainties and risks include, but are not limited to, potential changes in market activity, anticipated changes in the rate of new customer acquisition, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by or potentially more restrictive policies or interpretations of the Office of the Comptroller of the Currency or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the company disclaims any obligation to update any information.

© 2012 E*TRADE Financial Corporation. All rights reserved.

Financial Statements
E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenue:
Operating interest income	$366,519	$381,901	$1,532,339	$1,546,713
Operating interest expense	(77,261)	(76,977)	(312,380)	(320,430)
Net operating interest income	289,258	304,924	1,219,959	1,226,283
Commissions	94,553	108,677	436,243	431,000
Fees and service charges	27,153	35,364	130,452	142,377
Principal transactions	24,682	26,917	105,359	103,346
Gains on loans and securities, net	32,547	41,354	120,233	166,212
Net impairment	(2,765)	(9,559)	(14,907)	(37,670)
Other revenues	9,582	10,272	39,260	46,327
Total non-interest income	185,752	213,025	816,640	851,592
Total net revenue	475,010	517,949	2,036,599	2,077,875
Provision for loan losses	123,036	193,784	440,614	779,412
Operating expense:
Compensation and benefits	88,673	81,110	333,646	325,044
Clearing and servicing	33,957	36,393	147,052	147,493
Advertising and market development	36,530	38,648	145,172	132,150
FDIC insurance premiums	25,154	19,382	105,442	77,728
Professional services	24,940	25,304	89,672	81,177
Occupancy and equipment	17,842	17,238	68,840	70,915
Communications	17,623	16,948	67,335	73,342
Depreciation and amortization	21,939	22,088	89,583	87,931
Amortization of other intangibles	6,538	7,076	26,151	28,475
Facility restructuring and other exit activities	1,650	9,872	7,706	14,346
Other operating expenses	29,414	30,627	154,305	103,976
Total operating expense	304,260	304,686	1,234,904	1,142,577
Income before other income (expense) and income tax expense (benefit)	47,714	19,479	361,081	155,886
Other income (expense):
Corporate interest income	13	55	702	6,188
Corporate interest expense	(44,959)	(43,069)	(177,829)	(167,130)
Gains on sales of investments, net	6	855	44	2,655
Gains on early extinguishment of debt	-	-	3,091	-
Equity in loss of investments and venture funds	(1,956)	(2,335)	(1,759)	(740)
Total other income (expense)	(46,896)	(44,494)	(175,751)	(159,027)
Income (loss) before income tax expense (benefit)	818	(25,015)	185,330	(3,141)
Income tax expense (benefit)	7,164	(900)	28,629	25,331
Net income (loss)	$(6,346)	$(24,115)	$156,701	$(28,472)

Basic earnings (loss) per share	$(0.02)	$(0.11)	$0.59	$(0.13)
Diluted earnings (loss) per share	$(0.02)	$(0.11)	$0.54	$(0.13)
Shares used in computation of per share data:
Basic	285,153	220,545	267,291	211,302
Diluted(2)	285,153	220,545	289,822	211,302

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2011	2011	2010
Revenue:
Operating interest income	$366,519	$383,701	$381,901
Operating interest expense	(77,261)	(78,123)	(76,977)
Net operating interest income	289,258	305,578	304,924
Commissions	94,553	113,407	108,677
Fees and service charges	27,153	29,446	35,364
Principal transactions	24,682	27,345	26,917
Gains on loans and securities, net	32,547	24,341	41,354
Net impairment	(2,765)	(3,196)	(9,559)
Other revenues	9,582	10,354	10,272
Total non-interest income	185,752	201,697	213,025
Total net revenue	475,010	507,275	517,949
Provision for loan losses	123,036	98,384	193,784
Operating expense:
Compensation and benefits	88,673	80,452	81,110
Clearing and servicing	33,957	34,748	36,393
Advertising and market development	36,530	27,258	38,648
FDIC insurance premiums	25,154	35,690	19,382
Professional services	24,940	19,772	25,304
Occupancy and equipment	17,842	17,021	17,238
Communications	17,623	16,930	16,948
Depreciation and amortization	21,939	22,873	22,088
Amortization of other intangibles	6,538	6,538	7,076
Facility restructuring and other exit activities	1,650	458	9,872
Other operating expenses	29,414	79,972	30,627
Total operating expense	304,260	341,712	304,686
Income before other income (expense) and income tax expense (benefit)	47,714	67,179	19,479
Other income (expense):
Corporate interest income	13	10	55
Corporate interest expense	(44,959)	(44,769)	(43,069)
Gains on sales of investments, net	6	-	855
Equity in income (loss) of investments and venture funds	(1,956)	520	(2,335)
Total other income (expense)	(46,896)	(44,239)	(44,494)
Income (loss) before income tax expense (benefit)	818	22,940	(25,015)
Income tax expense (benefit)	7,164	(47,756)	(900)
Net income (loss)	$(6,346)	$70,696	$(24,115)

Basic earnings (loss) per share	$(0.02)	$0.25	$(0.11)
Diluted earnings (loss) per share	$(0.02)	$0.24	$(0.11)
Shares used in computation of per share data:
Basic	285,153	283,807	220,545
Diluted (2)	285,153	289,706	220,545

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In thousands, except share amounts)
(Unaudited)

	December 31,	September 30,	December 31,
	2011	2011	2010
ASSETS
Cash and equivalents	$2,099,839	$1,678,897	$2,374,346
Cash and investments required to be segregated under federal or other regulations	1,275,587	1,205,425	609,510
Trading securities	54,372	49,007	62,173
Available-for-sale securities	15,651,493	15,013,134	14,805,677
Held-to-maturity securities	6,079,512	4,923,252	2,462,710
Margin receivables	4,826,256	5,167,910	5,120,575
Loans receivable, net	12,332,807	12,999,744	15,121,919
Investment in FHLB stock	140,183	146,967	164,381
Property and equipment, net	299,693	305,825	302,658
Goodwill	1,934,232	1,934,232	1,939,976
Other intangibles, net	285,805	292,342	325,403
Other assets	2,960,673	2,807,923	3,083,673
Total assets	$47,940,452	$46,524,658	$46,373,001

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$26,459,985	$25,238,897	$25,240,297
Securities sold under agreements to repurchase	5,015,499	5,044,746	5,888,249
Customer payables	5,590,858	5,394,680	5,020,086
FHLB advances and other borrowings	2,736,935	2,761,724	2,731,714
Corporate debt	1,493,552	1,489,844	2,145,881
Other liabilities	1,715,673	1,648,552	1,294,329
Total liabilities	43,012,502	41,578,443	42,320,556

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 400,000,000 at December 31, 2011, September 30, 2011, and December 31, 2010, shares issued and outstanding: 285,368,075 at December 31, 2011, 285,263,497 at September 30, 2011, and 220,840,821 at December 31, 2010	2,854	2,853	2,208
Additional paid-in-capital	7,306,862	7,307,880	6,640,715
Accumulated deficit	(1,995,137)	(1,988,791)	(2,151,838)
Accumulated other comprehensive loss	(386,629)	(375,727)	(438,640)
Total shareholders' equity	4,927,950	4,946,215	4,052,445
Total liabilities and shareholders' equity	$47,940,452	$46,524,658	$46,373,001

Segment Reporting

	Three Months Ended December 31, 2011
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(3)	Total
	(In thousands)
Revenue:
Operating interest income	$190,804	$300,227	$5	$(124,517)	$366,519
Operating interest expense	(10,893)	(190,885)	-	124,517	(77,261)
Net operating interest income	179,911	109,342	5	-	289,258
Commissions	94,553	-	-	-	94,553
Fees and service charges	26,783	370	-	-	27,153
Principal transactions	24,682	-	-	-	24,682
Gains (losses) on loans and securities, net	340	32,275	(68)	-	32,547
Net impairment	-	(2,765)	-	-	(2,765)
Other revenues	7,783	1,799	-	-	9,582
Total non-interest income	154,141	31,679	(68)	-	185,752
Total net revenue	334,052	141,021	(63)	-	475,010
Provision for loan losses	-	123,036	-	-	123,036
Operating expense:
Compensation and benefits	66,412	4,221	18,040	-	88,673
Clearing and servicing	16,175	17,782	-	-	33,957
Advertising and market development	36,492	38	-	-	36,530
FDIC insurance premiums	-	25,154	-	-	25,154
Professional services	14,120	729	10,091	-	24,940
Occupancy and equipment	16,725	572	545	-	17,842
Communications	16,853	369	401	-	17,623
Depreciation and amortization	17,468	193	4,278	-	21,939
Amortization of other intangibles	6,538	-	-	-	6,538
Facility restructuring and other exit activities	-	-	1,650	-	1,650
Other operating expenses	2,096	11,211	16,107	-	29,414
Total operating expense	192,879	60,269	51,112	-	304,260
Segment income (loss) before other income (expense)	141,173	(42,284)	(51,175)	-	47,714
Other income (expense):
Corporate interest income	-	-	13	-	13
Corporate interest expense	-	-	(44,959)	-	(44,959)
Gains on sale of investments, net	-	-	6	-	6
Equity in loss of investments and venture funds	-	-	(1,956)	-	(1,956)
Total other income (expense)	-	-	(46,896)	-	(46,896)
Segment income (loss)	$141,173	$(42,284)	$(98,071)	$-	$818

	Three Months Ended September 30, 2011
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(3)	Total
	(In thousands)
Revenue:
Operating interest income	$197,905	$313,516	$4	$(127,724)	$383,701
Operating interest expense	(12,373)	(193,474)	-	127,724	(78,123)
Net operating interest income	185,532	120,042	4	-	305,578
Commissions	113,407	-	-	-	113,407
Fees and service charges	29,268	178	-	-	29,446
Principal transactions	27,345	-	-	-	27,345
Gains (losses) on loans and securities, net	(935)	25,278	(2)	-	24,341
Net impairment	-	(3,196)	-	-	(3,196)
Other revenues	8,286	2,068	-	-	10,354
Total non-interest income	177,371	24,328	(2)	-	201,697
Total net revenue	362,903	144,370	2	-	507,275
Provision for loan losses	-	98,384	-	-	98,384
Operating expense:
Compensation and benefits	58,558	4,607	17,287	-	80,452
Clearing and servicing	18,363	16,385	-	-	34,748
Advertising and market development	26,928	330	-	-	27,258
FDIC insurance premiums	-	35,690	-	-	35,690
Professional services	10,966	1,063	7,743	-	19,772
Occupancy and equipment	15,968	668	385	-	17,021
Communications	16,179	338	413	-	16,930
Depreciation and amortization	17,893	284	4,696	-	22,873
Amortization of other intangibles	6,538	-	-	-	6,538
Facility restructuring and other exit activities	-	-	458	-	458
Other operating expenses	66,460	7,060	6,452	-	79,972
Total operating expense	237,853	66,425	37,434	-	341,712
Segment income (loss) before other income (expense)	125,050	(20,439)	(37,432)	-	67,179
Other income (expense):
Corporate interest income	-	-	10	-	10
Corporate interest expense	-	-	(44,769)	-	(44,769)
Equity in income of investments and venture funds	-	-	520	-	520
Total other income (expense)	-	-	(44,239)	-	(44,239)
Segment income (loss)	$125,050	$(20,439)	$(81,671)	$-	$22,940

	Three Months Ended December 31, 2010
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(3)	Total
	(In thousands)
Revenue:
Operating interest income	$202,982	$317,665	$6	$(138,752)	$381,901
Operating interest expense	(13,973)	(201,756)	-	138,752	(76,977)
Net operating interest income	189,009	115,909	6	-	304,924
Commissions	108,677	-	-	-	108,677
Fees and service charges	33,554	1,810	-	-	35,364
Principal transactions	26,917	-	-	-	26,917
Gains (losses) on loans and securities, net	(58)	41,441	(29)	-	41,354
Net impairment	-	(9,559)	-	-	(9,559)
Other revenues	8,581	1,691	-	-	10,272
Total non-interest income	177,671	35,383	(29)	-	213,025
Total net revenue	366,680	151,292	(23)	-	517,949
Provision for loan losses	-	193,784	-	-	193,784
Operating expense:
Compensation and benefits	54,734	4,832	21,544	-	81,110
Clearing and servicing	18,125	18,268	-	-	36,393
Advertising and market development	38,648	-	-	-	38,648
FDIC insurance premiums	-	19,382	-	-	19,382
Professional services	12,824	1,321	11,159	-	25,304
Occupancy and equipment	16,087	726	425	-	17,238
Communications	16,332	260	356	-	16,948
Depreciation and amortization	16,910	327	4,851	-	22,088
Amortization of other intangibles	7,076	-	-	-	7,076
Facility restructuring and other exit activities	-	-	9,872	-	9,872
Other operating expenses	11,249	11,008	8,370	-	30,627
Total operating expense	191,985	56,124	56,577	-	304,686
Segment income (loss) before other income (expense)	174,695	(98,616)	(56,600)	-	19,479
Other income (expense):
Corporate interest income	-	-	55	-	55
Corporate interest expense	-	-	(43,069)	-	(43,069)
Gains on sales of investments, net	-	-	855	-	855
Equity in loss of investments and venture funds	-	-	(2,335)	-	(2,335)
Total other income (expense)	-	-	(44,494)	-	(44,494)
Segment income (loss)	$174,695	$(98,616)	$(101,094)	$-	$(25,015)

Key Performance Metrics(4)

Corporate Metrics	Qtr ended 12/31/11	Qtr ended 9/30/11	Qtr ended 12/31/11 vs. 9/30/11	Qtr ended 12/31/10	Qtr ended 12/31/11 vs. 12/31/10

Operating margin %(5)
Consolidated	10%	13%	(3)%	4%	6%
Trading and Investing	42%	34%	8%	48%	(6)%
Balance Sheet Management	N.M.	N.M.	N.M.	N.M.	N.M.

Employees	3,240	3,122	4%	2,962	9%
Consultants and other	167	161	4%	209	(20)%
Total headcount	3,407	3,283	4%	3,171	7%

Book value per share	$17.27	$17.34	0%	$18.35	(6)%
Tangible book value per share(6)	$10.44	$10.41	0%	$9.08	15%

Corporate cash ($MM)	$484.4	$438.2	11%	$470.5	3%

Enterprise net interest spread (basis points)(7)	266	281	(5)%	288	(8)%
Enterprise interest-earning assets, average ($MM)	$42,565	$42,681	0%	$41,467	3%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net income (loss)	$(6.3)	$70.7	N.M.	$(24.1)	N.M.
Income tax expense (benefit)	7.2	(47.8)	N.M.	(0.9)	N.M.
Depreciation & amortization	28.4	29.4	(3)%	29.1	(2)%
Corporate interest expense	45.0	44.8	0%	43.1	4%
EBITDA	$74.3	$97.1	(23)%	$47.2	57%

Interest coverage(8)	1.7	2.2	N.M.	1.1	N.M.

Bank earnings before taxes and before credit losses ($MM)(9)	$174.9	$152.3	15%	$208.9	(16)%

Trading and Investing Metrics

Trading days	62.5	64.0	N.M.	63.5	N.M.

DARTs	140,059	164,715	(15)%	150,540	(7)%

Total trades (MM)	8.8	10.5	(16)%	9.6	(8)%
Average commission per trade	$10.80	$10.76	0%	$11.37	(5)%

End of period margin receivables ($B)	$4.8	$5.2	(8)%	$5.1	(6)%
Average margin receivables ($B)	$4.9	$5.4	(9)%	$4.9	0%

Gross new brokerage accounts	75,953	85,515	(11)%	96,057	(21)%
Gross new stock plan accounts	40,802	49,421	(17)%	49,612	(18)%
Gross new banking accounts	4,497	5,064	(11)%	4,994	(10)%
Closed accounts	(111,945)	(130,699)	N.M.	(129,589)	N.M.
Net new accounts	9,307	9,301	N.M.	21,074	N.M.

Net new brokerage accounts	10,196	13,043	N.M.	27,609	N.M.
Net new stock plan accounts	8,326	8,042	N.M.	15,074	N.M.
Net new banking accounts	(9,215)	(11,784)	N.M.	(21,609)	N.M.
Net new accounts	9,307	9,301	N.M.	21,074	N.M.

End of period brokerage accounts	2,783,012	2,772,816	0%	2,684,311	4%
End of period stock plan accounts	1,070,414	1,062,088	1%	1,048,524	2%
End of period banking accounts	463,568	472,783	(2)%	514,997	(10)%
End of period total accounts	4,316,994	4,307,687	0%	4,247,832	2%

Customer Assets ($B)
Security holdings	$118.1	$109.9	7%	$121.1	(2)%
Customer payables (cash)	5.6	5.4	4%	5.0	12%
Customer cash balances held by third parties	3.5	3.3	6%	3.4	3%
Unexercised stock plan customer options (vested)	18.8	16.1	17%	21.6	(13)%
Customer assets in brokerage and stock plan accounts	146.0	134.7	8%	151.1	(3)%
Sweep deposits	18.6	17.4	7%	16.1	16%
Savings, transaction and other	7.8	7.8	0%	9.0	(13)%
Customer assets in banking accounts	26.4	25.2	5%	25.1	5%
Total customer assets	$172.4	$159.9	8%	$176.2	(2)%

Net new brokerage assets ($B)(10)	$1.7	$2.6	N.M.	$2.4	N.M.
Net new banking assets ($B)(10)	-	(0.5)	N.M.	(0.2)	N.M.
Net new customer assets ($B)(10)	$1.7	$2.1	N.M.	$2.2	N.M.

Brokerage related cash ($B)	$27.7	$26.1	6%	$24.5	13%
Other customer cash and deposits ($B)	7.8	7.8	0%	9.0	(13)%
Total customer cash and deposits ($B)	$35.5	$33.9	5%	$33.5	6%

Unexercised stock plan customer options (unvested) ($B)	$38.2	$33.2	15%	$37.9	1%

Customer net (purchase) / sell activity ($B)	$0.9	$(2.2)	N.M.	$(0.1)	N.M.

Market Making
Equity shares traded (MM)	73,597	94,219	(22)%	166,399	(56)%
Average revenue capture per 1,000 equity shares	$0.328	$0.290	13%	$0.158	108%
% of Bulletin Board equity shares to total equity shares	91.0%	92.4%	(1)%	95.9%	(5)%

Balance Sheet Management Metrics

Loans receivable ($MM)
Average loans receivable	$13,623	$14,298	(5)%	$16,739	(19)%
Ending loans receivable, net	$12,333	$13,000	(5)%	$15,122	(18)%

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$5,756	$6,000	(4)%	$6,800	(15)%
30-89 days delinquent	295	292	1%	389	(24)%
90-179 days delinquent	136	141	(4)%	226	(40)%
Total 30-179 days delinquent	431	433	0%	615	(30)%
180+ days delinquent (net of $226M, $243M and $309M in charge-offs for Q411, Q311 and Q410, respectively)	458	556	(18)%	785	(42)%
Total delinquent loans(11)	889	989	(10)%	1,400	(37)%
Gross loans receivable(12)	$6,645	$6,989	(5)%	$8,200	(19)%

Home Equity
Current	$5,073	$5,330	(5)%	$6,121	(17)%
30-89 days delinquent	154	147	5%	175	(12)%
90-179 days delinquent	100	109	(8)%	143	(30)%
Total 30-179 days delinquent	254	256	(1)%	318	(20)%
180+ days delinquent (net of $20M, $21M and $25M in charge-offs for Q411, Q311 and Q410, respectively)	58	51	14%	52	12%
Total delinquent loans(11)	312	307	2%	370	(16)%
Gross loans receivable(12)	$5,385	$5,637	(4)%	$6,491	(17)%

Consumer and Other
Current	$1,104	$1,170	(6)%	$1,431	(23)%
30-89 days delinquent	18	20	(10)%	25	(28)%
90-179 days delinquent	4	4	0%	5	(20)%
Total 30-179 days delinquent	22	24	(8)%	30	(27)%
180+ days delinquent	-	-	N.M.	1	(100)%
Total delinquent loans	22	24	(8)%	31	(29)%
Gross loans receivable(12)	$1,126	$1,194	(6)%	$1,462	(23)%

Total Loans Receivable
Current	$11,933	$12,500	(5)%	$14,352	(17)%
30-89 days delinquent	467	459	2%	589	(21)%
90-179 days delinquent	240	254	(6)%	374	(36)%
Total 30-179 days delinquent	707	713	(1)%	963	(27)%
180+ days delinquent	516	607	(15)%	838	(38)%
Total delinquent loans(11)	1,223	1,320	(7)%	1,801	(32)%
Total gross loans receivable(12)	$13,156	$13,820	(5)%	$16,153	(19)%

TDR performance detail ($MM)(13)

One- to Four-Family TDRs
Current	$774	$726	7%	$420	84%
30-89 days delinquent	86	66	30%	56	54%
90-179 days delinquent	31	32	(3)%	22	41%
Total 30-179 days delinquent	117	98	19%	78	50%
180+ days delinquent(14)	82	120	(32)%	51	61%
Total delinquent TDRs	199	218	(9)%	129	54%
TDRs	$973	$944	3%	$549	77%

Home Equity TDRs
Current	$352	$361	(2)%	$389	(10)%
30-89 days delinquent	51	54	(6)%	57	(11)%
90-179 days delinquent	35	25	40%	39	(10)%
Total 30-179 days delinquent	86	79	9%	96	(10)%
180+ days delinquent	8	4	100%	3	167%
Total delinquent TDRs	94	83	13%	99	(5)%
TDRs	$446	$444	0%	$488	(9)%

Total TDRs
Current	$1,126	$1,087	4%	$809	39%
30-89 days delinquent	137	120	14%	113	21%
90-179 days delinquent	66	57	16%	61	8%
Total 30-179 days delinquent	203	177	15%	174	17%
180+ days delinquent(14)	90	124	(27)%	54	67%
Total delinquent TDRs	293	301	(3)%	228	29%
TDRs	$1,419	$1,388	2%	$1,037	37%

Capital Metrics

E*TRADE Bank
Tier 1 capital ratio(15)	7.8%	8.1%	(0.3)%	7.3%	0.5%
Tier 1 capital to risk-weighted assets ratio(15)	16.0%	16.0%	0.0%	13.8%	2.2%
Risk-based capital ratio(15)	17.3%	17.2%	0.1%	15.0%	2.3%
E*TRADE Bank excess Tier 1 capital ($MM)(15)	$1,188.1	$1,308.8	(9)%	$960.5	24%
E*TRADE Bank excess Tier 1 capital to risk-weighted assets ($MM)(15)	$2,086.9	$2,119.1	(2)%	$1,706.6	22%
E*TRADE Bank excess risk-based capital ($MM)(15)	$1,516.1	$1,537.3	(1)%	$1,105.6	37%

E*TRADE Financial
Tier 1 leverage ratio(16)	5.7%	5.7%	0.0%	3.6%	2.1%
Tier 1 risk-based capital ratio(16)	11.4%	11.2%	0.2%	6.7%	4.7%
Total risk-based capital ratio(16)	12.7%	12.5%	0.2%	8.0%	4.7%
Tier 1 common ratio(1)	9.4%	9.3%	0.1%	4.8%	4.6%

Activity in Allowance for Loan Losses
	Three Months Ended December 31, 2011
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 9/30/11	$311,451	$454,042	$54,562	$820,055
Provision for loan losses	52,546	66,269	4,220	123,035
Charge-offs, net	(49,810)	(57,023)	(13,441)	(120,274)
Allowance for loan losses, ending 12/31/11	$314,187	$463,288	$45,341	$822,816

	Three Months Ended September 30, 2011
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 6/30/11	$326,580	$493,551	$58,484	$878,615
Provision for loan losses	29,202	65,114	4,068	98,384
Charge-offs, net	(44,331)	(104,623)	(7,990)	(156,944)
Allowance for loan losses, ending 9/30/11	$311,451	$454,042	$54,562	$820,055

	Three Months Ended December 31, 2010
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 9/30/10	$397,130	$571,357	$64,354	$1,032,841
Provision for loan losses	55,791	123,155	14,838	193,784
Charge-offs, net	(63,327)	(118,423)	(13,706)	(195,456)
Allowance for loan losses, ending 12/31/10	$389,594	$576,089	$65,486	$1,031,169

Specific Valuation Allowance Activity
	As of December 31, 2011
	Recorded Investment in TDRs	Specific Valuation Allowance	Net Investment in TDRs	Specific Valuation Allowance as a % of TDR Loans	Total Expected Losses(17)
	(Dollars in thousands)
One- to four-family	$972,953	$101,188	$871,765	10%	28%
Home equity	445,939	218,955	226,984	49%	55%
Total	$1,418,892	$320,143	$1,098,749	23%	35%

	As of September 30, 2011
	Recorded Investment in TDRs	Specific Valuation Allowance	Net Investment in TDRs	Specific Valuation Allowance as a % of TDR Loans	Total Expected Losses(17)
	(Dollars in thousands)
One- to four-family	$943,800	$104,502	$839,298	11%	27%
Home equity	443,865	222,606	221,259	50%	55%
Total	$1,387,665	$327,108	$1,060,557	24%	35%

	As of December 31, 2010
	Recorded Investment in TDRs	Specific Valuation Allowance	Net Investment in TDRs	Specific Valuation Allowance as a % of TDR Loans	Total Expected Losses(17)
	(Dollars in thousands)
One- to four-family	$548,542	$84,492	$464,050	15%	28%
Home equity	488,329	272,475	215,854	56%	59%
Total	$1,036,871	$356,967	$679,904	34%	42%

Average Enterprise Balance Sheet Data
	Three Months Ended
	December 31, 2011
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(18)	$13,630,858	$155,104	4.55%
Margin receivables	4,924,505	51,155	4.12%
Available-for-sale securities	15,118,778	101,700	2.69%
Held-to-maturity securities	5,347,207	42,684	3.19%
Cash and equivalents	1,622,995	774	0.19%
Segregated cash and investments	1,324,309	310	0.09%
Securities borrowed and other	596,543	13,423	8.93%
Total enterprise interest-earning assets	$42,565,195	365,150	3.43%
Enterprise interest-bearing liabilities:
Retail deposits	$25,823,381	8,116	0.12%
Brokered certificates of deposit	36,219	534	5.84%
Customer payables	5,522,278	2,343	0.17%
Securities sold under agreements to repurchase	5,078,591	39,164	3.02%
FHLB advances and other borrowings	2,733,340	26,702	3.82%
Securities loaned and other	573,105	365	0.25%
Total enterprise interest-bearing liabilities	$39,766,914	77,224	0.77%
Enterprise net interest income/spread(7)		$287,926	2.66%

	Three Months Ended
	September 30, 2011
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(18)	$14,302,016	$169,704	4.75%
Margin receivables	5,404,720	55,587	4.08%
Available-for-sale securities	15,016,437	102,545	2.73%
Held-to-maturity securities	4,854,034	40,546	3.34%
Cash and equivalents	1,534,517	752	0.19%
Segregated cash and investments	965,083	180	0.07%
Securities borrowed and other	604,633	13,069	8.58%
Total enterprise interest-earning assets	$42,681,440	382,383	3.58%
Enterprise interest-bearing liabilities:
Retail deposits	$25,817,902	9,656	0.15%
Brokered certificates of deposit	40,314	584	5.75%
Customer payables	5,492,074	2,267	0.16%
Securities sold under agreements to repurchase	5,345,652	37,941	2.78%
FHLB advances and other borrowings	2,733,920	27,257	3.90%
Securities loaned and other	627,606	383	0.24%
Total enterprise interest-bearing liabilities	$40,057,468	78,088	0.77%
Enterprise net interest income/spread(7)		$304,295	2.81%

	Three Months Ended
	December 31, 2010
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(18)	$16,745,093	$199,817	4.77%
Margin receivables	4,889,694	52,849	4.29%
Available-for-sale securities	13,983,951	96,935	2.77%
Held-to-maturity securities	2,465,678	20,051	3.25%
Cash and equivalents	1,966,205	1,071	0.22%
Segregated cash and investments	756,426	319	0.17%
Securities borrowed and other	660,104	8,882	5.34%
Total enterprise interest-earning assets	$41,467,151	379,924	3.66%
Enterprise interest-bearing liabilities:
Retail deposits	$24,560,235	11,780	0.19%
Brokered certificates of deposit	110,501	1,445	5.19%
Customer payables	4,868,911	1,748	0.14%
Securities sold under agreements to repurchase	5,904,736	32,883	2.18%
FHLB advances and other borrowings	2,754,626	28,739	4.08%
Securities loaned and other	656,858	359	0.22%
Total enterprise interest-bearing liabilities	$38,855,867	76,954	0.78%
Enterprise net interest income/spread(7)		$302,970	2.88%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income
	Three Months Ended
	December 31,	September 30,	December 31,
	2011	2011	2010
	(In thousands)
Enterprise net interest income	$287,926	$304,295	$302,970
Taxable equivalent interest adjustment(19)	(291)	(291)	(293)
Customer cash held by third parties and other(20)	1,623	1,574	2,247
Net operating interest income	$289,258	$305,578	$304,924

SUPPLEMENTAL INFORMATION

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that tangible book value per share, corporate cash, EBITDA, interest coverage, Bank earnings before taxes and before credit losses and E*TRADE Financial ratios are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods.

Reporting Changes

In the fourth quarter of 2011, the Company re-presented its balance sheet to report loans held-for-sale in the other assets line item. Loans receivable, net is now reported as its own line item and represents all held-for-investment loans. The Company has re-presented the balance sheet for the past three years on its Investor Relations website.

Tangible Book Value per Share

Tangible book value per share represents shareholders’ equity less goodwill (net of related deferred tax liability) and other intangible assets divided by common stock outstanding. The Company believes that tangible book value per share is a measure of the Company’s capital strength. See endnote (6) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries that can distribute cash to the parent company without any regulatory approval. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

EBITDA

EBITDA represents net income (loss) before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of the Company’s performance by excluding certain non-cash charges and expenses that are not directly related to the performance of the business.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of the Company’s ability to continue to meet interest obligations and liquidity needs. See endnote (8) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Bank Earnings Before Taxes and Before Credit Losses

Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”) before provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of FHLB advances. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and losses on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital. See endnote (9) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

E*TRADE Financial Ratios

E*TRADE Financial ratios, including Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios, are based on the Federal Reserve regulatory minimum well-capitalized threshold. E*TRADE Financial’s Tier 1 common ratio is defined as the Tier 1 capital less elements of Tier 1 capital that are not in the form of common equity, such as trust preferred securities, divided by total risk-weighted assets. Management believes these ratios are an important measure of the Company’s capital strength. See endnotes (1) and (16) for a reconciliation of these non-GAAP measures to the comparable GAAP measure.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income (loss), consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The Tier 1 common ratio at E*TRADE Financial is a Q411 estimate and is a non-GAAP measure. Management believes this ratio is an important measure of the Company's capital strength. The Tier 1 common ratio is calculated as follows (dollars in thousands):

	Q4 2011	Q3 2011	Q4 2010
Shareholders' equity	$4,927,950	$4,946,215	$4,052,445
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(389,623)	(378,676)	(439,811)
Goodwill and other intangible assets, net of deferred tax liabilities	1,947,488	1,975,293	2,046,350
Subtotal	3,370,085	3,349,598	2,445,906
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,331,001	1,312,423	1,351,337
Tier 1 common	$2,039,084	$2,037,175	$1,094,569

Total risk-weighted assets	$21,668,053	$21,998,899	$22,915,834

Tier 1 common ratio (Tier 1 common / Total risk-weighted assets)	9.4%	9.3%	4.8%

(2) Because the Company reported a net loss for the three months ended December 31, 2011, and for the three and twelve months ended December 31, 2010, the calculation of diluted net loss per share does not include common stock equivalents as they are anti-dilutive and would result in a reduction of net loss per share.

(3) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(4) Amounts and percentages may not calculate due to rounding.

(5) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense) and income taxes. The percentage is calculated by dividing income (loss) before other income (expense) and income taxes by total net revenue.

(6) The following tables provide a reconciliation of GAAP book value and book value per share to non-GAAP tangible book value and tangible book value per share (dollars in thousands, except per share amounts):

	Q4 2011	Q3 2011	Q4 2010
Book value	$4,927,950	$4,946,215	$4,052,445
Less: Goodwill and other intangibles, net	(2,220,037)	(2,226,574)	(2,265,379)
Less: Deferred tax liability related to goodwill	272,549	251,281	219,028
Tangible book value	$2,980,462	$2,970,922	$2,006,094

	Q4 2011	Q3 2011	Q4 2010
Book value per share	$17.27	$17.34	$18.35
Less: Goodwill and other intangibles, net per share	(7.78)	(7.81)	(10.26)
Less: Deferred tax liability related to goodwill per share	0.95	0.88	0.99
Tangible book value per share	$10.44	$10.41	$9.08

(7) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer cash held by third parties.

(8) Interest coverage represents the ratio of the Company’s EBITDA to its corporate interest expense. The interest coverage ratio based on the Company’s net income was (0.1), 1.6, and (0.6) for the three months ended December 31, 2011, September 30, 2011, and December 31, 2010, respectively.

(9) Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”) before provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of FHLB advances. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and loss on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital(a). Below is a reconciliation of Bank earnings before taxes and before credit losses from income before income taxes (dollars in thousands):

	Q4 2011	Q3 2011	Q4 2010
Income (loss) before income taxes	$818	$22,940	$(25,015)
Add back:
Non-bank loss before income tax benefit(b)	80,839	52,131	71,910
Provision for loan losses	123,036	98,384	193,784
Gains on loans and securities, net	(32,547)	(24,341)	(41,354)
Net impairment	2,765	3,196	9,559
Bank earnings before taxes and before credit losses	$174,911	$152,310	$208,884

(a) Excess risk-based capital is the excess capital that E*TRADE Bank has compared to the regulatory minimum well-capitalized threshold.

(b) Non-bank loss represents all of the Company’s subsidiaries, including Corporate, but excluding the Bank.

(10) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(11) Delinquent loans include charge-offs for loans that are in bankruptcy or are 180 days past due which have been written down to their expected recovery value. The following table shows the total amount of charge-offs on loans that are still held by the Company as of the periods presented (dollars in millions):

	Q4 2011	Q3 2011	Q4 2010
One- to four-family	$458	$430	$419
Home equity	148	150	141
Total charge-offs	$606	$580	$560

(12) Includes unpaid principal balances and premiums (discounts).

(13) The TDR loan performance detail is a subset of the Company’s total loan performance.

(14) In connection with the Company’s loan transfer to servicers that specialize in managing troubled assets, certain servicers have been aggressively pursuing 180+ delinquent loans for a trial modification program. In Q311, a large transfer of loans, combined with the trial modification program, resulted in an increase in TDR delinquencies for loans that are more than 180 days past due since the loans continue to be reported as delinquent until the successful completion of the trial period, which is typically 90 days. The loan is then classified as current and becomes a permanent modification.

(15) E*TRADE Bank capital ratios and excess capital amounts are Q411 estimates based on the regulatory minimum well-capitalized threshold. Below is a reconciliation of beginning E*TRADE Bank excess risk-based capital to ending E*TRADE Bank excess risk-based capital for the quarterly periods presented:

	Q4 2011	Q3 2011	Q4 2010
Beginning E*TRADE Bank excess risk-based capital ($MM)	$1,537	$1,390	$1,090
Bank earnings before taxes and before credit losses	175	152	209
Provision for loan losses	(123)	(98)	(194)
Loan portfolio run-off(a)	51	61	73
Margin decrease (increase)	34	48	(56)
Capital upstream(b)	-	-	(26)
Other capital changes(c)	(158)	(16)	10
Ending E*TRADE Bank excess risk-based capital ($MM)	$1,516	$1,537	$1,106

(a) The capital release from loan portfolio run-off includes the decrease in risk-based capital required for the one- to four-family, home equity and consumer loan portfolios.

(b) Represents cash flows to and from the parent company.

(c) Represents the capital impact related to changes in other risk-weighted assets.

(16) The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios at E*TRADE Financial are Q411 estimates based on the Federal Reserve regulatory minimum well-capitalized threshold. E*TRADE Financial is not currently subject to capital requirements; however, the implementation of holding company capital requirements are expected to become effective within the next four years as a result of the Dodd-Frank Act. Management believes this ratio is an important measure of the Company's capital strength and has begun to track this ratio internally, using the current capital guidelines that apply to bank holding companies. The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios are calculated as follows (dollars in thousands):

	Q4 2011	Q3 2011	Q4 2010
Shareholders' equity	$4,927,950	$4,946,215	$4,052,445
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(389,623)	(378,676)	(439,811)
Goodwill and other intangible assets, net of deferred tax liabilities	1,947,488	1,975,293	2,046,350
ADD:
Qualifying restricted core capital elements (TRUPs)	433,000	433,000	433,000
Subtotal	3,803,085	3,782,598	2,878,906
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,331,001	1,312,423	1,351,337
Tier 1 capital	2,472,084	2,470,175	1,527,569
ADD:
Allowable allowance for loan losses	277,665	281,715	295,642
Total capital	$2,749,749	$2,751,890	$1,823,211

Total average assets	$46,964,166	$46,880,301	$46,043,414
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	1,947,488	1,975,293	2,046,350
Subtotal	45,016,678	44,905,008	43,997,064
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,331,001	1,312,423	1,351,337
Average total assets for leverage capital purposes	$43,685,677	$43,592,585	$42,645,727

Total risk-weighted assets(a)	$21,668,053	$21,998,899	$22,915,834

Tier 1 leverage ratio (Tier 1 capital / Average total assets for leverage capital purposes)	5.7%	5.7%	3.6%
Tier 1 capital / Total risk-weighted assets	11.4%	11.2%	6.7%
Total capital / Total risk-weighted assets	12.7%	12.5%	8.0%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(17) The total expected losses on TDRs includes both the previously recorded charge-offs and the specific valuation allowance.

(18) Excludes loans to customers on margin.

(19) Gross-up for tax-exempt securities.

(20) Includes interest earned on average customer assets of $3.7 billion, $3.7 billion, and $3.3 billion for the quarters ended December 31, 2011, September 30, 2011, and December 31, 2010, respectively, held by parties outside E*TRADE Financial, including third party money market funds and sweep deposit accounts at unaffiliated financial institutions.

CONTACT:
E*TRADE Financial Media Relations Contact
Lea Stendahl, 646-521-4418
lea.stendahl@etrade.com
or
E*TRADE Financial Investor Relations Contact
Brett Goodman, 646-521-4406
brett.goodman@etrade.com